               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 THE PITTSTON COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Pittston Logo]                                [The Pittston Company Letterhead]






                                                                  March 28, 2001



To Our Shareholders:

    You are cordially invited to attend the annual meeting of shareholders of The Pittston Company to be held at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York, on Friday, May 4, 2001, at
1:00 p.m., local time.

    You will be asked to: (i) elect four directors for a term of three years; and (ii) approve independent public accountants for 2001.

    It is important that you vote, and you are urged to complete, sign, date and return the enclosed proxy in the envelope provided.

    We appreciate your prompt response and cooperation.




                                           Sincerely,


                                           MICHAEL DAN

                                [Pittston Logo]



                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 2001

                              -------------------

    Notice Is Hereby Given that the annual meeting of shareholders of THE PITTSTON COMPANY will be held on May 4, 2001, at 1:00 p.m., local time, at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York, for the following purposes:

    1. To elect three directors for a term expiring in 2004.

    2. To approve the selection of KPMG LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment.

    The close of business on March 12, 2001, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

    If you do not expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.


                                               Austin F. Reed
                                               Secretary


March 28, 2001


    The Annual Report to Shareholders, including financial statements, is being mailed to shareholders, together with these proxy materials, commencing on or about March 28, 2001.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              THE PITTSTON COMPANY

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Pittston Company (the 'Company') of proxies from holders of Pittston Common Stock (as defined below), to be voted at the annual meeting of shareholders to be held on May 4, 2001, at 1:00 p.m., local time, at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Station, New York, New York (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

    On January 14, 2000, the Company completed an exchange of its Pittston BAX Group Common Stock ('BAX Stock'), par value $1.00 per share and Pittston Minerals Group Common Stock ('Minerals Stock'), par value $1.00 per share, into Pittston Brink's Group Common Stock ('Brink's Stock'), at exchange ratios of
 .4848 share of Brink's Stock for each share of BAX Stock and .0817 share of Brink's Stock for each share of Minerals Stock. The remaining class, Brink's Stock (hereinafter referred to as 'Pittston Common Stock'), now constitutes the Company's only class of common stock and continues to trade on the New York Stock Exchange under the symbol 'PZB.'

    On March 12, 2001, the Company had outstanding 51,777,782 shares of Pittston Common Stock, the holders thereof being entitled to one vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting.

    The close of business on March 12, 2001, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. This Proxy Statement and the accompanying form of proxy and Annual Report to Shareholders are being mailed to shareholders commencing on or about March 28, 2001. The address of the principal executive office of the Company is 1801 Bayberry Court,
P. O. Box 18100, Richmond, VA 23226-8100.

    The election of directors and the selection of independent public accountants are the only matters that the Board of Directors knows will be presented for consideration at the annual meeting. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

    The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted.

    The shares of Pittston Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Pittston Common Stock will be voted in accordance with the specification so made.

    The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

    Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, Fleet National Bank c/o EquiServe.

                              CORPORATE GOVERNANCE

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising their good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers and members of management. During 2000, the Board met seven times.

    The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. During 2000, the Executive Committee met once.

    The Audit and Ethics Committee (the 'Audit Committee') recommends to the Board for selection by the shareholders at their annual meeting a firm of independent public accountants, confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit, and meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. During 2000, the Board examined the composition of the Audit Committee and found the members to meet the independence requirements of the New York Stock Exchange. The functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement. The Audit Committee currently consists of Mr. Gross, as Chairman, Mrs. Alewine and Messrs. Breslawsky, Craig, Grinstein and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Audit Committee met five times during 2000.

    The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company, in addition to oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company. The Compensation Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Barker, Grinstein and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Compensation Committee met four times during 2000.

    The Corporate Governance and Nominating Committee (the 'Corporate Governance Committee'), recommends to the Board nominees for election as directors and as senior executive officers of the Company, as well as reviewing the performance of incumbent directors in determining whether to recommend them to the Board for renomination. The Corporate Governance Committee currently consists of Mr. Broadhead, as Chairman, Mrs. Alewine and Messrs. Ackerman, Barker, Craig and Gross, none of whom is an officer or employee of the Company or any of its subsidiaries. The Corporate Governance Committee met four times during 2000. For information concerning procedures to be followed for submitting names of nominees for consideration by the Corporate Governance Committee, see 'Other Information -- Shareholder Proposals.'

    The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Barker, as Chairman, Mrs. Alewine and Messrs. Ackerman, Breslawsky and Broadhead, none of whom is an officer or employee of the Company or any of its subsidiaries. The Finance Committee met four times during 2000.

    The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and Savings-Investment Plan and any similar plans which may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and Savings-Investment Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Craig, as Chairman, and Messrs. Breslawsky, Broadhead, Grinstein, Gross and Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met three times during 2000.

    During 2000, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served, and the average attendance at all meetings was approximately 93%.

COMPENSATION OF DIRECTORS

    Each non-employee director is paid an annual retainer fee of $28,500, an attendance fee of $1,200 per day for each meeting of the Board and of each committee of the Board, and a fee of $1,200 per day for rendering any special services to the Company at the request of the Chairman of the Board. Each Committee chairman receives an additional annual fee of $3,300. A director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of Morgan Guaranty Trust Company of New York, as of the end of the previous calendar quarter.

    Under the terms of the Company's Directors' Stock Accumulation Plan (the 'Directors' Stock Accumulation Plan'), each non-employee director receives as of June 1 of each year, an allocation equal to (a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the stock price for such date. In addition, under the Directors' Stock Accumulation Plan, additional Units are credited to participants' accounts in respect of cash dividends paid on the Pittston Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service, the distribution of shares of Pittston Common Stock equal to the number of Units allocated to such director's account will be made in a single lump sum distribution unless the participant elects at least 12 months before his or her termination to receive equal annual installments (not more than 10) commencing on the first day of the month next following his or her termination of service. The following table sets forth information concerning the number of Units credited during 2000 to each participant standing for election or continuing as a director:

                                                               2000 UNITS
                                                                CREDITED
                                                                --------
Roger G. Ackerman...........................................     459.35
Betty C. Alewine............................................     918.69
James R. Barker.............................................     918.69
Marc C. Breslawsky..........................................     918.69
James L. Broadhead..........................................     459.35
William F. Craig............................................     459.35
Gerald Grinstein............................................     918.69
Ronald M. Gross.............................................     918.69
Carl S. Sloane..............................................     918.69
All Non-Employee Nominees and Continuing Directors as a
  Group (9 persons).........................................   6,890.19

    Under the Non-Employee Directors' Stock Option Plan (the 'Non-Employee Directors' Stock Option Plan'), automatic annual grants of options are made for 2,517 shares of Pittston Common Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the 'Code'), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan expires May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that options may be transferable to immediate family members (or trusts therefor) of an optionee.

    Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. Each of the Company's directors currently participates in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 2000 in respect of such policies totaled in aggregate approximately $573,000.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                              --------------------------------------   ---------------------------
                                                                          SECURITES UNDERLYING
                                                                                 OPTIONS
                                                      OTHER ANNUAL     ---------------------------      ALL OTHER
                       YEAR   SALARY(a)   BONUS(b)   COMPENSATION(c)   BRINK'S    BAX     MINERALS   COMPENSATION(d)
                       ----   ---------   --------   ---------------   -------    ---     --------   ---------------
M. T. Dan              2000   $699,038   $262,500        $  --         200,000                           $11,596
 Chairman, President   1999    650,000    500,000           --         100,000   83,000    30,000          6,945
 and Chief Executive   1998    509,208    525,000          2,375        10,000   83,000    25,000          8,816
 Officer
R. T. Ritter           2000    303,000    125,000           --          30,000                            10,863
 Vice President and    1999    280,833    150,000         20,725        20,000   20,000     7,500          5,919
 Chief Financial       1998     90,083     75,000          1,214        12,000    7,500     2,500         27,880
 Officer
A.F. Reed              2000    284,500    100,000           --          25,000                            10,729
 Vice President,       1999    273,300    120,000           --          15,000   20,000     7,500          5,902
 General Counsel       1998    262,300     90,000         18,166        14,000    5,000     2,500          8,508
 and Secretary
F. T. Lennon           2000    283,231    100,000           --          25,000                            10,724
 Vice President --     1999    270,833    125,000          8,797        15,000   20,000     7,500          5,880
 Human Resources       1998    257,917    110,000          1,949        14,000    5,000     2,500         12,218
 and Administration
J. B. Hartough         2000    229,800     70,000           --          12,500                            10,280
 Vice President --     1999    222,800     75,000           --          10,000    5,000     2,000          5,545
 Corporate Finance     1998    222,800     65,000         16,890         9,000    5,000     2,000          8,181
 and Treasurer

---------

(a) Salaries before compensation reduction payments under the Savings-Investment Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program.

    In addition, as of January 1, 2001, the participant's account was credited with additional Common Stock Units in respect of cash dividends paid on Pittston Common Stock during 2000 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 2000 salary deferred under the Deferred Compensation Program by each of the executive officers named above and the number of Common Stock Units credited to his account (including matching contributions and cash dividends) in respect of salary paid in 2000:

                                       2000 COMPENSATION   COMMON STOCK
                                           DEFERRED           UNITS
                                           --------           -----
Mr. Dan                                    $139,808          8,768.90
Mr. Ritter                                   90,900          5,701.26
Mr. Reed                                     56,900          3,568.74
Mr. Lennon                                   56,646          3,552.86
Mr. Hartough                                 45,960          2,882.66

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Pittston Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of salary pursuant to the Deferral of Salary portion of the Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Program and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(b) Annual incentive payments under the Company's Key Employees Incentive Plan. Under the Company's Key Employees' Deferred Compensation Program, participants are permitted to defer up to 100% of their cash incentive payment for 2000 and receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment, which amounts were, as of January 1, 2001, converted into Common Stock Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Common Stock Units were made to the participant's account in respect of cash dividends paid on Pittston Common Stock during 2000. The following table sets forth the aggregate amount of incentive compensation for 2000 deferred under the Deferred Compensation Program, including Company-matching contributions, by each of the executive officers named above and the number of Common Stock Units credited to his account (including in respect of cash dividends) as of January 1, 2001:

                                                BONUS     COMMON STOCK
                                               DEFERRED      UNITS
                                               --------      -----
Mr. Dan                                        $131,250     7,357.06
Mr. Ritter                                       37,500     2,102.02
Mr. Reed                                         20,000     1,121.08
Mr. Lennon                                       50,000     2,802.69
Mr. Hartough                                     14,000       784.76

    Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Pittston Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(c) Amounts shown reflect tax gross-up payments made to compensate the executive officer for incremental federal and state income tax liability resulting from relocation payments made in the years shown.

(d) The Company made matching contributions under the Savings-Investment Plan in 2000 in the amount of $8,500 for each of Messrs. Dan, Ritter, Reed, Lennon and Hartough.

    In 2000, the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $3,096 for Mr. Dan; $2,363 for Mr. Ritter; $2,229 for Mr. Reed; $2,224 for Mr. Lennon; and $1,780 for Mr. Hartough. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

STOCK OPTIONS

    The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on July 13, 2000, to the Chief Executive Officer and the other officers named in the Summary Compensation Table. Such options will (i) become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the date of grant; (ii) have purchase prices per share equal to 100% of the fair market value of the Pittston Common Stock on the date of grant, rounded up to the next higher cent; and (iii) expire on July 13, 2006. In addition, options were granted to the Chief Executive Officer on February 3, 2000, which will (i) become exercisable as to one-third of the total number of shares covered by such option on the first, second and third anniversary of the date of grant; (ii) have a purchase price per share equal to 100% of the fair market value of the Pittston Common Stock on the date of grant, rounded up to the next higher cent; and (iii) expire on February 3, 2006. No Stock Appreciation Rights were granted in 2000 to the named executive officers.

                             OPTION GRANTS IN 2000

                               INDIVIDUAL GRANTS

                                            NUMBER OF     PERCENT OF
                                            SECURITIES   TOTAL OPTIONS
                                            UNDERLYING    GRANTED TO       EXERCISE                   GRANT DATE
                                             OPTIONS     EMPLOYEES IN    OR BASE PRICE   EXPIRATION    PRESENT
NAME                                         GRANTED         2000          PER SHARE        DATE       VALUE(a)
----                                         -------         ----          ---------        ----       --------
M. T. Dan.................................    50,000         6.92%          $19.06        02/03/06     $396,241
                                             150,000        20.73%          $13.66        07/13/06     $786,365
R. T. Ritter..............................    30,000         4.15%          $13.66        07/13/06     $157,273
A. F. Reed................................    25,000         3.46%          $13.66        07/13/06     $131,062
F. T. Lennon..............................    25,000         3.46%          $13.66        07/13/06     $131,062
J. B. Hartough............................    12,500         1.73%          $13.66        07/13/06     $ 65,530

---------

(a) Based on the Black-Scholes option-pricing model and the following assumptions: (i) projected annual dividend yield of 0.37% for Pittston Common Stock (0.33% for options granted to Mr. Dan in February 2000);
    (ii) expected volatility of 31.26% (33.82% for options granted to Mr. Dan in February 2000); (iii) a risk-free rate of return of 5.95% for options expiring 2006 (6.68% for options granted to Mr. Dan in February 2000); and
    (iv) all options are exercised on the expiration date. All values vest at 33% per annum until fully vested. The actual value an executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without an appreciation in stock value, which will benefit all shareholders commensurately.

    The following table sets forth information concerning the exercise of options during 2000 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 2000
                           AND YEAR-END OPTION VALUES

                                 STOCK OPTIONS

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              NUMBER OF                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               SHARES                      DECEMBER 31, 2000             DECEMBER 31, 2000
                             ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                          EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------     --------   -----------   -------------   -----------   -------------
M. T. Dan..................         0      $     0      279,501        289,732       $207,118       $932,250
R. T. Ritter...............         0      $     0       10,103         66,045       $      0       $186,450
A. F. Reed.................         0      $     0       77,030         47,414       $ 24,996       $155,375
F. T. Lennon...............     5,255      $28,219       96,772         47,414       $ 73,446       $155,375
J. B. Hartough.............     5,255      $27,221       85,746         24,753       $ 47,616       $ 77,688

PENSION-RETIREMENT PLAN

    The Company maintains a noncontributory Pension-Retirement Plan (the 'Pension Plan') covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service (as defined in the Pension Plan). The Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors adopted a Pension Equalization Plan (the 'Equalization Plan') under which the Company will make additional payments so that the total amount received by each such person affected by the Code limitations is the same as would have otherwise been received under the Pension Plan. The Company has reserved the right to terminate or amend the Pension Plan or the Equalization Plan at any time.

    Effective December 1, 1997, the Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By September 1, 2001, or if earlier, upon a Change in Control (as defined in the Equalization Plan), the Company is required to contribute amounts in cash to a trust established between the Company and The Chase Manhattan Bank. Such amounts are designed to be sufficient to provide the benefits to which (a) participants under the Equalization Plan and (b) employees covered under certain employment contracts, are entitled pursuant to the terms of the Equalization Plan and such employment contracts as in effect on December 31, 2000, or the date of the Change in Control, as applicable. The Board also authorized amendments to such employment contracts to permit lump-sum payments of certain benefits thereunder under certain conditions. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service (as defined in the Pension Plan).

                               PENSION PLAN TABLE

                                      ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY       PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
  DURING 36 MONTHS      ----------------------------------------------------
   OF HIGHEST PAY       10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
---------------------   --------   --------   --------   --------   --------
     $  200,000         $ 42,000   $ 63,000   $ 84,000   $105,000   $115,000
        300,000           63,000     94,500    126,000    157,500    172,500
        500,000          105,000    157,500    210,000    262,500    287,500
        700,000          147,000    220,500    294,000    367,500    402,500
        900,000          189,000    283,500    378,000    472,500    517,500
      1,000,000          210,000    315,000    420,000    525,000    575,000
      1,200,000          252,000    378,000    504,000    630,000    690,000
      1,300,000          273,000    409,500    546,000    682,500    747,500

Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension Plan and Equalization Plan will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension Plan and Equalization Plan give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 2000, the executive officers named in such Table had been credited under the Pension Plan with the following years of Benefit Accrual Service: Mr. Dan, 19 years; Mr. Lennon, 24 years; Mr. Hartough, 14 years; Mr. Reed, 14 years; and Mr. Ritter, 3 years. The table does not reflect reductions on account of the Social Security taxable wage base.

EMPLOYMENT AGREEMENTS

    As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan providing him with, among other things, a minimum annual salary of $525,000 for a five-year period in exchange for his services as President and Chief Executive Officer of the Company. The agreement also provides certain benefits in the event of a termination of his services during the contract term.

CHANGE IN CONTROL ARRANGEMENTS

    In 1997 and 1998, the Company entered into change in control agreements with Messrs. Hartough, Lennon, Reed and Ritter which replace prior change in control agreements. Pursuant to these agreements, in the event Messrs. Hartough, Lennon, Reed or Ritter are terminated by the Company without cause (as defined in their respective agreements) or quit for good reason (as defined in their respective agreements) within three years following a Change in Control (as defined in their respective agreements), the terminated executive will be entitled to a cash lump-sum payment equal to (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus (ii) three times the sum of his annual base salary and annual bonus.

SEVERANCE AGREEMENTS

    In 1997 and 1998, the Company entered into severance agreements with Messrs. Hartough, Lennon, Reed and Ritter which provide that if the executive is terminated by the Company other than for cause (as defined in such agreements) or he quits for good reason (as defined in such agreements), the terminated executive shall be entitled to receive (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination), (ii) two times the sum of his annual salary and annual bonus and (iii) previously deferred compensation and related matching contributions (whether or not vested). If such termination occurs after a 'Disposition Date', the multiplier in clause (ii) in the preceding sentence shall be three. A Disposition Date is generally the earliest of (i) the sale, lease or other transfer to an entity unaffiliated with the Company of greater than fifty percent (50%) of the assets or shares of Brink's, Incorporated; Brink's Home Security, Inc.; Pittston Coal Company; BAX Global Inc. or Pittston Mineral Ventures Company, (ii) the date of the first public announcement of such disposition, or (iii) a Change in Control (as defined in such agreements).

COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

    The Compensation Committee is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of senior executive officers and other key employees of the Company. The policies of the Compensation Committee applicable to the compensation of executive officers are described below.

    The Compensation Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee has determined that a significant part of the compensation of executive officers will be paid in the form of incentive payments under the Key Employees Incentive Plan ('KEIP') and the Management Performance Improvement Plan, as well as stock option grants.

    The Compensation Committee has from time to time engaged recognized consultants in the executive compensation field to review and confirm the appropriateness of the Company's salary, annual bonus and long-term incentive programs for executive officers. Cash compensation is paid to executive officers, including the Chief Executive Officer (the 'CEO'), in the form of salaries targeted at or near the 50th percentile, and annual incentive payments under the KEIP. In collaboration with these consultants, the Compensation Committee has developed a policy to make available to executive officers annual incentive payments based on individual and Company performance which, when coupled with salary, provide executive officers the opportunity to earn annual cash compensation above the 50th percentile for comparable positions in companies of similar size across all industries from which the Company seeks to attract executive officers.

    The Compensation Committee periodically reviews the salaries of executive officers in light of competitive standards and the Compensation Committee's evaluation of their individual performance and makes such adjustments as are appropriate. Each year the Compensation Committee sets target cash incentive awards for executive officers under the KEIP. Such target incentives are indicative of the incentive payment that an executive officer might expect to receive for such year based generally on a strong performance by the individual executive officer in achieving established individual objectives, by his or her operating or staff unit, and the overall performance of the Company. For purposes of determining actual awards under such guidelines, individual performance is given a weight factor of 50%, and unit and Company performance are each given weight factors of 25%.

    For 2000, the CEO had a target cash incentive award under the KEIP of 100% of salary. Based on the KEIP guidelines, the CEO's actual award could have ranged from 0 to 200% of salary, depending on his performance rating and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $262,500 or 37.5% of salary for the CEO and annual incentive payments for the other executive officers for 2000 after considering the following quantitative and qualitative measures of the Company's performance in 2000: (i) revenues, earnings and cash flow on a consolidated basis;
(ii) revenues, operating earnings and cash flow of each business unit;
(iii) the employee safety performance of each unit; (iv) the achievement of record revenues in each of the services segments; (v) the achievement of record earnings by Brink's Home Security and Brink's, Incorporated; and (vi) changes in shareholder value as measured by the market capitalization of the Company. The Compensation Committee also took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; the quality of strategic planning, and communications with external constituencies.

    The Compensation Committee's evaluation of the CEO's and the other executive officers' performance was based not only on the measures of the Company's performance and the other factors and criteria described above but also on the Compensation Committee's good faith business judgment of their performance as it related both as to results in 2000 and the long-term positioning of the Company. The Compensation Committee did not attach specific weights to the foregoing factors.

    In 2000, the Compensation Committee made stock option grants to the executive officers of the Company totaling 292,500 shares of Pittston Common Stock, including grants to the CEO of 200,000 shares of Pittston Common Stock. The Compensation Committee's intent in making these grants is to further align the interests of management and shareholders. Because the 2000 stock options were granted with exercise prices equal to 100% of market value on the date of grant, executive officers will benefit from such stock option grants only to the extent the stock price of the Pittston Common Stock appreciates above the exercise price. In addition, since such options generally 'vest' only after periods ranging from one to three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging such officers to take a longer-term view in their decisions impacting the Company. Stock options, therefore, tie the compensation of executive officers directly to the long-term performance of the Company.

    As a further means to align the interest of management and shareholders, effective January 1, 2000, the Board adopted, and the Company's shareholders approved in May 2000, the Management Performance Improvement Plan (the 'MPIP'). Participants in the MPIP, including all of the executive officers, have a substantial portion of their compensation tied to the achievement of goals established over three-year periods by the Board.

    The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are often an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a 'change in control' employment agreement and a severance agreement or employment agreement with each of its executive officers, and the Compensation Committee is firmly of the view that the Company and its shareholders have benefited from the protection which such agreements afford its executive officers. The Compensation Committee believes that these employment agreements provide reasonable compensation arrangements and give the Company a high degree of management stability during a period of economic change.

    Internal Revenue Code Section 162(m)(1) disallows a tax deduction for any publicly held corporation for paid remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for remuneration paid under qualifying 'performance based' plans. In the past, the Company's shareholders have approved amendments to the Company's 1988 Stock Option Plan which qualify the grant of options under such plan under
Section 162(m). The MPIP approved by the Company's shareholders in 2000 also qualifies as a 'performance-based' plan under Section 162(m)(1). The Compensation Committee will continue to evaluate the impact of the
Section 162(m)(1) limitations on an ongoing basis in light of applicable regulations and future events with an objective of achieving deductibility to the extent deemed appropriate.

                                          Roger G. Ackerman, Chairman
                                          James R. Barker
                                          Gerald Grinstein
                                          Carl S. Sloane

REPORT OF AUDIT AND ETHICS COMMITTEE

    In compliance with the requirements of the New York Stock Exchange, the Audit and Ethics Committee of The Pittston Company adopted an Audit and Ethics Committee charter (the 'Charter'), which was approved by the Board of Directors on May 5, 2000. A copy of the Charter is attached to this Proxy Statement as Exhibit A, and outlines the functions and responsibilities of the Audit and Ethics Committee. In connection with those responsibilities, the Audit and Ethics Committee has:

         Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and KPMG LLP ('KPMG'), the Company's independent auditors;

         Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 regarding required communication by external auditors with audit committees; and

         Received written disclosures and a letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG their independence.

    The Audit and Ethics Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Committee has oversight.

    Based on the Audit and Ethics Committee's review and discussions described above, the Audit and Ethics Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Ronald M. Gross, Chairman
                                          Betty C. Alewine
                                          Marc C. Breslawsky
                                          William F. Craig
                                          Gerald Grinstein
                                          Carl S. Sloane

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Pittston Brink's Group Common Stock ('Pittston Common Stock') outstanding since January 3, 1996, through December 31, 2000, the Standard & Poors ('S&P') 500 Index, a composite index of peer companies (the 'Custom Composite Index') selected by the Company, the S&P MidCap 400 Index and the S&P MidCap 400 (Commercial and Consumer Services) Index.

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PITTSTON COMMON STOCK,
   THE S&P 500 INDEX, THE CUSTOM COMPOSITE INDEX, THE S&P MIDCAP 400 AND THE
           S&P MIDCAP 400 (COMMERCIAL AND CONSUMER SERVICES) INDEX(1)
                           (YEAR ENDING DECEMBER 31)


                                    [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------
                                        1/3/96    12/31/96   12/31/97   12/31/98   12/31/99   1/14/00   12/31/00
------------------------------------------------------------------------------------------------------------------
  Pittston Common Stock                  $100       $119       $177       $141       $ 98      $ 97       $ 89
------------------------------------------------------------------------------------------------------------------
  S&P 500 Index                          $100       $122       $163       $209       $253      $252       $230
------------------------------------------------------------------------------------------------------------------
  Custom Composite Index                 $100       $119       $174       $212       $197      $216       $193
------------------------------------------------------------------------------------------------------------------
  S&P MidCap 400 Index                   $100       $119       $157       $188       $215      $217       $253
------------------------------------------------------------------------------------------------------------------
  S&P MidCap 400 (Commercial &
  Consumer Services)                     $100       $126       $164       $218       $156      $153       $207
------------------------------------------------------------------------------------------------------------------

---------

(1) As a result of the Exchange, the Company now has one class of common stock instead of three separate classes of common stock, each of which was intended to track the performance of certain of the Company's business units. For the line designated as 'Pittston Common Stock' the graph depicts the cumulative return on $100 invested in Pittston Common Stock. For the S&P 500 Index, the Custom Composite Index, the S&P MidCap 400 Index and the S&P MidCap 400 Index (Commercial & Consumer Services), cumulative returns are measured on an annual basis for the periods from January 3, 1996 through December 31, 2000, with the value of each index set to $100 on January 3, 1996. Total return assumes reinvestment of dividends. The returns of the component companies included in the Custom Composite Index and the S&P MidCap 400 Index (Commercial & Consumer Services) are weighted according to such company's market capitalization at the beginning of each period. Companies in the Custom Composite Index are as follows: Airborne Freight Corp., Air Express International Corporation (through 1/14/00), Arch Coal Inc., Burns International Services Corp. (through second quarter 2000), Circle International Group Inc. (through third quarter 2000), Expeditors International Inc., Federal Express Corporation, Protection One Inc., Wackenhut Corporation (Class A), and Westmoreland Coal Co. Companies on the S&P MidCap 400 Index (Commercial & Consumer Services) are as follows: Apollo Group Inc., Cintas Corporation, Convergys Corporation, NCH Corporation, Ogden Corporation, The Pittston Company, Rollins, Inc., Sotheby's Holdings, Stewart Enterprises, Inc. and Viad Corporation. The Company chose the S&P MidCap 400 Index and the S&P MidCap 400 Index (Commercial & Consumer Services) because the Company is included in each of these indices which measure the performance of the mid-size company segment of the United States market. Due to the inclusion of the S&P MidCap 400 Index and the S&P MidCap 400 Index (Commercial & Consumer Services), the Company has elected to exclude the S&P 500 Index from performance graphs in future proxy statements because the Company is not included in this index.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the meeting. Holders of Pittston Common Stock will have one vote per share.

    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in 'street name' ('Broker Shares') that are not voted in the election of directors will not be included in determining the number of votes cast.

    PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Broker Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

                   PROPOSAL NO. 1  --  ELECTION OF DIRECTORS

    In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term.

    The nominees for election as directors for three-year terms expiring in 2004 are James R. Barker, James L. Broadhead, Michael T. Dan and Ronald M. Gross.

    The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

    Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he or she first became a director of the Company.

                                        NOMINEES FOR ELECTION AS DIRECTORS FOR
                                          A THREE-YEAR TERM EXPIRING IN 2004

[Photo]                     JAMES R. BARKER, 65, is Chairman of The Interlake Steamship
                              Co., vessel owners and operators of self unloaders. He is
(2), (3), (4), (5)            also Vice Chairman of Mormac Marine Group, Inc, vessel
                              owners of oil product carriers, and Moran Towing Corp., tug and barge owners and operators. He is a director of Verizon
                              Communications. Mr. Barker has been a director of the
                              Company since 1993.

[Photo]                     JAMES L. BROADHEAD, 65, is Chairman and Chief Executive
                              Officer of FPL Group, Inc., a public utility holding
(3), (4), (5), (6)            company. He is a director of FPL Group, Inc. and its
                              subsidiary Florida Power & Light Company, Delta Air Lines,
                              Inc. and New York Life Insurance Company. Mr. Broadhead has
                              been a director of the Company since 1983.

[Photo]                     MICHAEL T. DAN, 50, is Chairman of the Board, President and
                              Chief Executive Officer of the Company. Prior to his
(4)                           election as President and Chief Executive Officer in
                              February 1998, Mr. Dan served as President and Chief
                              Executive Officer of Brink's Holding Company, Inc. since
                              1995 and President and Chief Executive Officer of Brink's,
                              Incorporated since 1993. Mr. Dan has been a director of the
                              Company since 1998.

[Photo]                     RONALD M. GROSS, 67, is Chairman Emeritus of Rayonier Inc., a
                              global supplier of specialty pulps, timber and wood
(1), (3), (4), (6)            products, after retiring as Chairman and Chief Executive
                              Officer at the end of 1998. Mr. Gross was President and
                              Chief Operating Officer from 1978, when he joined Rayonier, until 1981; President and Chief Executive Officer from 1981 to 1984; Chairman, President and Chief Executive Officer
                              from 1984 to 1996; and Chairman and Chief Executive Officer from 1996 to 1998. He is a director of Rayonier Inc. and
                              Corn Products International. Inc. Mr. Gross has been a
                              director of the Company since 1995.

                                                 CONTINUING DIRECTORS

[Photo]                     ROGER G. ACKERMAN, 62, is Chairman of the Board of Corning
                              Incorporated, a company engaged in specialty glass, ceramics
(2), (3), (4), (5)            and communications and consumer products manufacturing. From
                              1996 through 2000, he served as Chairman and Chief Executive
                              Officer, prior to which he served as President and Chief
                              Operating Officer from 1992 to 1996. He is a director of
                              Corning Incorporated, Corning International Corporation, Dow
                              Corning Corporation and Massachusetts Mutual Life Insurance
                              Company. Mr. Ackerman has been a director of the Company
                              since 1991. His current term as a director of the Company
                              expires in 2003.

[Photo]                     BETTY C. ALEWINE, 52, is the retired President and Chief
                              Executive Officer of COMSAT Corporation, a provider of
(1), (3), (4), (5)            global satellite services and digital networking services
                              and technology. Mrs. Alewine served as President and Chief
                              Executive Officer of COMSAT from 1996 until August 2000,
                              when the company was acquired by Lockheed Martin
                              Corporation. She served as President of COMSAT's largest
                              operating unit from 1994 to 1996. She is a director of New
                              York Life Insurance Company, Rockwell International
                              Corporation and the Cancer Research Foundation of America.
                              Mrs. Alewine has been a director of the Company since March
                              2000. Her current term as a director of the Company expires in 2003.

[Photo]                     MARC C. BRESLAWSKY, 58, is President and Chief Operating
                              Officer of Pitney Bowes Inc., a company engaged in mailing,
(1), (4), (5), (6)            shipping, copying and facsimile systems, as well as
                              mailroom, reprographics and related management services and product financing, and has held that position since 1996.
                              Prior thereto, he was President of Pitney Bowes Office
                              Systems until 1990, at which time he became Vice Chairman.
                              He is a director of Pitney Bowes Inc., the United
                              Illuminating Company, C.R. Bard, Inc. and Pitney Bowes
                              Credit Corporation. Mr. Breslawsky has been a director of
                              the Company since 1999. His current term as a director of
                              the Company expires in 2002.

[Photo]                     WILLIAM F. CRAIG, 69, is a private investor. He served as
                              Chairman of New Dartmouth Bank until 1994. Mr. Craig has
(1), (3), (4), (6)            been a director of the Company since 1974. His current term as a director of the Company expires in 2002.

[Photo]                     GERALD GRINSTEIN, 68, is non-executive Chairman of Agilent
                              Technologies, a diversified technology company, and has held
(1), (2), (4), (6)            that position since 1999. Since 1995, he has also served as a principal in Madrona Investment Group LLC, a private
                              investment company. Mr. Grinstein served as Chairman and
                              Chief Executive Officer of Burlington Northern Inc., until his retirement in 1995. From 1997-1999, Mr. Grinstein served as non-executive Chairman of Delta Air Lines, Inc. He is a director of Agilent Technologies, Delta Air Lines, Inc., Ex-
                              pedia.com, Imperial Sugar Corporation, PACCAR Inc. and Vans,
                              Inc. Mr. Grinstein has been a director of the Company since
                              1998. His current term as a director of the Company expires in 2002.

[Photo]                     CARL S. SLOANE, 64, is a private consultant and the Ernest L.
                              Arbuckle Professor of Business Administration, Emeritus at
(1), (2), (4), (6)            Harvard University, Graduate School of Business
                              Administration. From 1991 to 2000, he served as the Ernest
                              L. Arbuckle Professor of Business Administration at Harvard
                              University, Graduate School of Business Administration. He
                              is a director of Rayonier Inc., Ionics, Inc. and Sapient
                              Corporation. Mr. Sloane has been a director of the Company since 1997. His current term as a director of the Company
                              expires in 2003.

---------

(1) Audit and Ethics Committee

(2) Compensation and Benefits Committee

(3) Corporate Governance and Nominating Committee

(4) Executive Committee

(5) Finance Committee

(6) Pension Committee

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

    Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of Pittston Common Stock beneficially owned by them at January 31, 2001, was as follows:

NAME OF INDIVIDUAL                                     NUMBER OF SHARES
OR IDENTITY OF GROUP                                 BENEFICIALLY OWNED(a)   PERCENT OF CLASS
--------------------                                 ---------------------   ----------------
R. G. Ackerman...................................          27,213(b)               *
B. C. Alewine....................................           3,436(b)               *
J. R. Barker.....................................          28,161(b)               *
M. C. Breslawsky.................................          13,691(b)               *
J. L. Broadhead..................................          16,486(b)               *
W. F. Craig......................................          28,451(b)               *
M. T. Dan........................................         390,678(c)               *
G. Grinstein.....................................          17,886(b)               *
R. M. Gross......................................          25,251(b)               *
J. B. Hartough...................................         121,525(c)(d)            *
F. T. Lennon.....................................         144,199(c)               *
A. F. Reed.......................................         105,487(c)(e)            *
R. T. Ritter.....................................          32,811(c)               *
C. S. Sloane.....................................          19,017(b)               *
14 nominees, directors and executive officers as
  a group........................................         974,292                 1.88%

---------

* Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of Pittston Common Stock. None of such individuals beneficially owns more than approximately .75% of the outstanding Pittston Common Stock. None of such individuals owns any of the Company's $31.25 Series C Cumulative Convertible Preferred Stock or the depositary shares relating thereto.

(a) Includes shares of Pittston Common Stock which could be acquired within 60 days after January 31, 2001, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

    Mr. Ackerman............................................   22,389
    Mrs. Alewine............................................    2,517
    Mr. Barker..............................................   22,388
    Mr. Breslawsky..........................................   12,167
    Mr. Dan.................................................  296,168
    Mr. Gross...............................................   20,107
    Mr. Hartough............................................   85,746
    Mr. Lennon..............................................   96,772
    Mr. Reed................................................   77,030
    Mr. Ritter..............................................   10,103
    Each of Messrs. Broadhead and Craig.....................   10,971
    Each of Messrs. Grinstein and Sloane....................   16,362
    All nominees, directors and executive officers as a
     group (14 persons).....................................  700,053

(b) Includes Common Stock Units representing shares of Pittston Common Stock, rounded to the nearest whole Common Stock Unit, credited to each Director's account under the Company's Directors' Stock Accumulation Plan on or prior to January 31, 2001, as follows:

    Mr. Ackerman............................................    3,566
    Mrs. Alewine............................................      919
    Mr. Barker..............................................    4,515
    Mr. Breslawsky..........................................    1,524
    Mr. Broadhead...........................................    4,157
    Mr. Craig...............................................    4,903
    Mr. Grinstein...........................................    1,524
    Mr. Gross...............................................    4,515
    Mr. Sloane..............................................    1,872

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) Includes Common Stock Units representing shares of Pittston Common Stock, rounded to the nearest whole Common Stock Unit, credited to respective accounts under the Company's Key Employees' Deferred Compensation Program on or prior to January 31, 2001, as follows:

    Mr. Dan.................................................   70,555
    Mr. Hartough............................................   19,511
    Mr. Lennon..............................................   29,336
    Mr. Reed................................................   20,348
    Mr. Ritter..............................................   16,330

     Non-employee directors do not participate in the Company's Key Employees' Deferred Compensation Program.

 (d) Includes 500 shares of Pittston Common Stock held by Mr. Hartough's daughter, for which he is custodian.

 (e) Includes 102 shares of Pittston Common Stock held jointly by Mr. Reed with his son, 222 shares of Pittston Common Stock held jointly by Mr. Reed with his daughter, and 4,441 shares of Pittston Common Stock held jointly by Mr. Reed with his wife.

    The following table sets forth the only persons known to the Company to be deemed beneficial owners of more than five percent of the outstanding Pittston Common Stock at December 31, 2000:

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                      ----------------                        ------------------   --------
Boston Partners Asset Management, L.P.
  Boston Partners, Inc.
  Desmond John Heathwood
  28 State Street, 20th Floor
  Boston, MA 02109..........................................      2,893,870(a)      5.6%
FMR Corp.
  Edward C. Johnson 3d
  Abigail P. Johnson
  Fidelity Management & Research Company
  Fidelity Management Trust Company
  82 Devonshire Street
  Boston, MA 02109-3614.....................................      3,907,100(b)      7.545%
David J. Greene and Company, LLC
  599 Lexington Avenue
  New York, NY 10022........................................      4,635,491(c)      8.95%

---------

 (a) According to a report on Schedule 13G, dated February 7, 2001, filed with the SEC by Boston Partners Asset Management, L.P., on behalf of itself, Boston Partners, Inc. and Desmond John Heathwood, Boston Partners Asset Management, L.P., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), had through such entities and person sole voting power over no shares of Pittston Common Stock, shared voting power over 2,893,870 shares of Pittston Common Stock, sole dispositive power over no shares of Pittston Common Stock and shared dispositive power over 2,893,870 shares of Pittston Common Stock.

 (b) According to a report on Schedule 13G dated February 14, 2001, filed with the SEC by FMR Corp. on behalf of itself; Edward C. Johnson 3d, Chairman of FMR Corp.; Abigail P. Johnson, a Director of FMR Corp.; FMR Corp.'s direct subsidiary, Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940; and Fidelity Management Trust Company, a bank and wholly-owned subsidiary of FMR Corp., FMR Corp. had through such entities sole voting power over 75,400 shares of Pittston Common Stock, shared voting power over no shares of Pittston Common Stock, sole dispositive power over 3,907,100 shares of Pittston Common Stock and shared dispositive power over no shares of Pittston Common Stock.

 (c) According to a report on Schedule 13G dated February 14, 2001, filed with the SEC by David J. Greene and Company, LLC, an investment adviser registered under the Investment Advisers Act of 1940, David J. Greene and Company, LLC, had sole voting power over 278,265 shares of Pittston Common Stock, shared voting power over 2,254,381 shares of Pittston Common Stock, sole dispositive power over 278,265 shares of Pittston Common Stock and shared dispositive power over 4,357,226 shares of Pittston Common Stock.

                 PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has, subject to shareholder approval, selected KPMG LLP as the Company's independent public accountants for the year 2001 and recommends approval of such selection by the shareholders. KPMG LLP served in this capacity for the year 2000. One or more representatives of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Pursuant to the Securities and Exchange Commission's recently-adopted rules regarding auditor independence, the Company makes the following disclosures:

AUDIT FEES

    The Company was billed $1,661,140 in the aggregate by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the Company's financial statements included in the Company's Forms 10-Q for the same fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company was billed $155,682 in the aggregate by KPMG LLP for financial information systems design and implementation services rendered during the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The Company was billed $2,401,035 in the aggregate by KPMG LLP for all other services rendered during the fiscal year ended December 31, 2000.

CONSIDERATION OF AUDITOR INDEPENDENCE

    In connection with recently-adopted rules by the Securities and Exchange Commission regarding auditor independence, the Audit and Ethics Committee has considered whether financial information systems design and implementation services and other non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
            FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                              -------------------

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

    To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Secretary of the Company, stating in detail the qualifications of such nominees for consideration by the Nominating Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2002 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 2002 annual meeting, notice must be given to the Secretary of the Company between September 29, 2001, and November 28, 2001, inclusive. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other specified matters.

    Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Pittston Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Georgeson Shareholder Communications Inc. to perform various proxy advisory and solicitation services. The fee of Georgeson Shareholder Communications Inc. in connection with the 2001 annual meeting is currently estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.


                                                   AUSTIN F. REED
                                                   Secretary

March 28, 2001

                                                                       EXHIBIT A


                              THE PITTSTON COMPANY

                           AUDIT AND ETHICS COMMITTEE
                                    CHARTER

I. PURPOSE

    1.1 The primary purpose of the Audit and Ethics Committee (the 'Committee') is to assist the Board of Directors (the 'Board') in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, by the oversight of the regular financial reports and other financial information provided by the Company to the Securities and Exchange Commission or the public, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and business ethics programs.

    1.2 In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. These parties are ultimately accountable to the Board and the Committee.

    1.3 The Committee shall, on an annual basis:

        a) Review the adequacy of this Charter; and

        b) Assess the Committee's performance under this Charter.

                                   MEMBERSHIP

    2.1 The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange and where applicable, rules and regulations of the Securities and Exchange Commission.

    2.2 All of the members will be directors who, in the business judgment of the Board of Directors:

        a) Have no relationship to the Company that interferes with the exercise of their independence from management and the Company; and

        b) Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    2.3 At least one member of the Committee will have, in the business judgment of the Board of Directors, accounting or related financial management expertise.

                              KEY RESPONSIBILITIES

    3.1 The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more knowledge of the day-to-day operations of the Company and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    3.2 The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

        a) The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the

            Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

         b) As a Committee, or through the Committee chairman, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS Nos. 61 and 71, as applicable; this review will occur prior to the Company's filing of the Form 10-Q.

         c) The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

         d) The Committee shall:

            (i) Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

            (ii) Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

            (iii) Recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

         e) The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

    3.3 The Committee annually shall provide a report for inclusion in the Company's proxy statement in accordance with applicable law and regulation.

    3.4 The Committee shall provide from time-to-time affirmation, confirmation, certification and information to the New York Stock Exchange as is required by the rules of such organization with respect to the Committee, its membership and its operation.

                                   APPENDIX 1


                                   DETACH HERE



                              THE PITTSTON COMPANY

    Proxy/Voting Direction Card Solicited on Behalf of the Board of Directors
                 for Annual Meeting of Shareholders, May 4, 2001

The undersigned hereby appoints Michael T. Dan, Austin F. Reed and Robert T. Ritter and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Pittston Company at the Annual Meeting of Shareholders to be held on May 4, 2001, at 1:00 p.m., Eastern Daylight time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) where the undersigned does not specify a vote on a matter listed on the back of this card, "FOR" all nominees listed in Item 1 and "FOR" Item 2; and (3) as the proxies decide on any other matter.

This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's Savings-Investment Plan and the Recordkeeper/Custodian of the Company's 1994 Employee Stock Purchase Plan to vote all shares in The Pittston Company credited to the account of the undersigned. The Funding Agent and the Recordkeeper/Custodian will vote: (1) as the undersigned specifies on the back of this card; (2) where the undersigned does not specify a vote on a matter listed on the back of this card, "FOR" all nominees listed in Item 1 and "FOR" Item 2; and (3) proportionately with the shares as to which directions by other Plan participants shall have been received, to the extent that the undersigned has not timely directed the manner in which such shares shall be voted; and (4) as the Funding Agent and the Recordkeeper/Custodian decide on any other matter.

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters listed on the back of this card as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on Items individually, please also mark the appropriate boxes on the back of this card.

SEE REVERSE SIDE                                              SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE PITTSTON COMPANY
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                                  DETACH HERE

 [  ]   Please mark X votes as in this example.

The Board of Directors Recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR"
Item 2.

1. Election of the following four nominees:
Nominees: (01) James R. Barker, (02) James L. Broadhead,
          (03) Michael T. Dan, and (04) Ronald M. Gross.

FOR ALL NOMINEES [ ]      WITHHELD FROM ALL NOMINEES [ ]

     --------------------------------------
[  ] For all nominees except as noted above

2. Approval of KPMG LLP as independent public accountants.

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:________________ Date: ________Signature: ______________ Date:________